[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.34

LICENSE AND COLLABORATION AGREEMENT
June 30, 2010 (the “Effective Date”)

In the interest of commencing the Project, the Parties have executed this Agreement in short form, recognizing that they are legally bound to the following terms and conditions. At the request of either Party, the Parties will promptly negotiate in good faith an expanded version of this Agreement containing additions terms and conditions customary to agreements of this nature and mutually agreed by the Parties.

1. PARTIES
Nitto Denko Corporation (“Nitto”), whose address is HERBIS OSAKA, 2-5-25, Umeda, Kita-ku, Japan; and

Quark Pharmaceuticals, Inc. (“Quark”), whose address is 6501 Dumbarton Circle, Fremont, CA 94555, USA.

2. OBJECTIVES
As more fully described below, Nitto is interested in developing siRNA product(s) based on the suppression of the “Nitto Target Genes” (as defined below) alone or in combination with each other and/or with other genes (the “Products” as defined below). Quark has the know-how and the relevant intellectual property to generate and develop such products and has been performing a feasibility study for Nitto in this respect under the Collaborative Research Agreement dated the [*] as ammended between the Parties (the “Prior Agreement”).

Therefore, Nitto and Quark hereby enter into a License and Collaboration Agreement (the “Agreement”), pursuant to which the parties will collaborate to develop the Product(s) for commercialization by Nitto. The Agreement covers all stages of Product discovery and development activities as will be defined more in detail below until the first IND is approved for the first Product in the name of Nitto (the “Project”). Nitto, at its sole discretion, shall have the right to decide at each stage whether it wishes to proceed to the following stage or terminate the Agreement at the conditions set forth in Section 7.

3. DEFINITIONS

3.1 “Background IP”
The patents and patent applications and all other proprietary information, and know-how owned or controlled (including but not limited to IP jointly owned by a Party with a third party) by a Party or its affiliates and, in the case of patents and patent applications, filed before the execution date of the Agreement, that are reasonably necessary or useful for the execution of the Project, except any Jointly Owned IP (as defined below) under the Prior Agreement.

3.2 “Change of Control”
(1) An acquisition of Quark by another entity by means of merger, consolidation, or a purchase of all or substantially all of its assets, or (2) an acquisition of a majority of the outstanding voting stock of Quark by a single entity acting alone or together with its affiliates (excluding, however, any current stockholder of Quark or affiliates of a current stockholder).

3.3 “Compound”
Any siRNA compound directed to one or more Nitto Target Genes (as defined below), generated during or as a result of the Prior Agreement or this Agreement or through the use of any know how and intellectual property generated under this Agreement or the Prior Agreement.

3.4 “Conjugated Compound”	A Compound conjugated with [*].

3.5 “Field”	Treatment, prevention and diagnosis of [*].

3.6 “First Commercial Sale”	The first commercial sale in an arms-length transaction of the first Product in a country after receipt by Nitto or any of its affiliates or sublicensees of regulatory approval in such country.

3.7 “Formulation”	A Compound formulated together with a [*] owned or controlled by Nitto (such [*]), together with [*].

3.8 “Jointly Owned IP”	Patents and patent applications and all other proprietary information owned jointly by the Parties as a result of the Prior Agreement or this Agreement.

3.9 “Net Sales”
The gross amount invoiced by Nitto or its affiliates or sublicensees on sales or other dispositions of Products to third parties which are not affiliates in those countries, less customary deductions (such as actual bad debts, sales returns quantity and cash discounts, rejected goods, recalls, returns, rebates, chargebacks, reimbursements or similar payments granted or given to wholesalers or other distributors, customs or excise duties, sales and use taxes included within the gross amount invoiced, and charges for freight and insurance].

3.10 “Nitto Target Genes”	• [*] Additional Nitto Target Genes may be nominated by either Party and added by mutual agreement.
3.11 “Product”
Any product in pharmaceutical dosage form, containing one or more Compounds alone or in any combinations thereof that is being developed for potential commercialization in the Field. Products shall include the Formulation and the Conjugated Compound if these are elements of the pharmaceutical dosage form.

3.12 “Project”
The aggregate of research and development tasks in stages as detailed below for the development of a Product in the Field. The detailed research and development plan shall be attached to the Agreement as Appendix A and includes the followings:

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Stage 1. All necessary tasks needed to [*] including [*] as well as [*]; Quark’s last task in this Stage 1 is [*] for [*] for [*] that is scheduled at the latest by [*]. Stage 1 is scheduled to end on [*], 2011; and

Stage 2. All necessary tasks needed to [*]. Stage 2 is scheduled to end on [*]; and

Stage 3. All necessary tasks needed to complete all IND-enabling activities, including [*], and obtaining the legal right to commence human clinical trials of Product under the IND, in the name of Nitto. Stage 3 - that is submission of IND application in the name of Nitto - is scheduled to end on [*], 2012.

Appendix A also specifies which tasks will be performed by Quark and which will be performed by Nitto as well as the timelines of all tasks and deliverables.

Appendix B attached to this Agreement is the Budget of Quark tasks according to Appendix A.

3.13 “Quark Licensed IP”
The patents and patent applications identified on the attached Exhibit 1, that are part of Quark Background IP, and all other proprietary information, and know-how owned or controlled by Quark or its affiliates as of the execution date of the Agreement or thereafter during the term of the Agreement that are reasonably necessary or useful for the research, development, manufacture, use, importation or sale of Compound, Formulation or Product in the Field, excluding, however, Jointly Owned IP.

3.14 “Territory”	Worldwide.

4. GENERAL TERMS FOR PERFORMANCE OF R&D ACTIVITIES

4.1 Governance of Research and Development
Nitto and Quark will form a Joint Development Committee (“JDC”) composed of members of both Parties and chaired by a Nitto representative, to review and discuss all development and intellectual property protection activities including but not limited to achievement of the Project aims set forth at each stage of this Project (the “Project Goals”) and changes to be implemented in the program (thus changing the Appendix A attached hereto) as well as changes to the Budget, if necessary, to reflect changes in the Project program. It is agreed between the Parties, however, that changes to the Budget will have to be approved by each Party’s management. The JDC will meet once every [*] or as otherwise determined by its members, at times and locations to be determined. Each Party will bear its own expenses associated with the preparation and meetings of the JDC meetings. If the Parties are unable to agree, [*] provided that [*], and provided further that the JDC shall not have authority to [*] assigned to [*] in the Project to any material degree without the consent of [*].

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The JDC shall not have any authority to amend the terms of the Agreement. Following the completion of Stage 3, the JDC shall continue to meet periodically solely for advisory purposes, and Quark shall have the right to discontinue its participation upon written notice, in which case the JDC shall disband.

4.2 Performance of the R&D, Quark Undertakings
Quark will use diligent efforts to carry out all of its tasks in the Project in a timely and effective manner. If the Project will contemplate tasks to be performed by Nitto, Nitto will make a similar undertaking.

Quark will nominate the key personnel to implement the Project (the “Project Team”), which will include a Project Manager and liaison manager (window person) for the communication between Nitto and Quark. The organization of the Project Team is attached to this Agreement as Appendix C. Nitto will also nominate a Project Manager and a window person for the smooth communication between the Parties.

Both Parties may change Project Manager and window person according to the Project stage being performed.

4.3 Reporting
During the Agreement, Quark shall keep Nitto informed of, and promptly provide, all data and information relating to the Compounds, Formulation, Products and Conjugated Compound that Quark generates. If the Project will contemplate tasks to be performed by Nitto, Nitto shall keep Quark informed of, and promptly provide, all data and information relating to the specific tasks that Nitto will perform. Nitto will also provide to Quark any other data, information and materials controlled by Nitto that are reasonably necessary for Quark to carry out its tasks under the Project.

For such purpose, the window persons of the Parties shall be in close contact with each other at all times and communicate with each other’s representatives by email or telephone frequently (daily if required). Absent unusual developments, written summary progress reports shall be provided by both Parties through the mechanism of JDC meetings ([*]).

Quark will submit detailed reports as follows:

Upon the end of the task [*], as stated in section 3.12, Quark shall submit to Nitto a detailed report (the “[*] Report”). Upon the end of Stage 1 Quark shall submit a detailed Stage 1 report (the “Stage 1 Final Report”) to the JDC. This Stage 1 Final Report together with the [*] shall be the basis for Nitto decision whether to move forward to Stage 2 as provided in paragraph 7.2.(iii).(a).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

In the event that Nitto decides to continue to Stage 2, at the end of Stage 2 Quark will submit a second detailed final report (the “Stage 2 Final Report”) to the JDC. This Stage 2 Final Report shall be the basis for Nitto decision whether to move forward to Stage 3 as provided in paragraph 7.2.(iii).(b).

In the event that Nitto decides to continue to Stage 3, at the end of Stage 3, a third detailed final report (the “Stage 3 Final Report”) will be submitted to the JDC. Upon submission of the IND for a Product Quark shall provide to Nitto the full IND documentation(s). The Stage 3 Final Report shall be a basis for Nitto decisions provided in paragraph 7.2.(iii).(c).

4.4 Intellectual Property	Each Party will own and continue to maintain its Background IP at its own expense.

With respect to new intellectual property (including patents), arising out of the performance of this Agreement (a) inventorship will be determined according to the US laws and regulations relating to patents; and (b) such new intellectual property will be jointly owned by Nitto and Quark on an equal basis. The Jointly Owned IP patents and patent applications will be filed by Quark in the name of both Nitto and Quark, and maintained by Quark in close consultation with Nitto. Quark shall have primary rights to enforce the Joint IP and handle litigation in close consultation with Nitto and shall have the primary rights to defend third party claims against the foregoing. Nitto and Quark shall share all expenses related to intellectual property protection on an equal basis, including filing, maintaining patent applications and patents and all costs associated with litigation related to Jointly Owned IP, including interferences and other administrative proceedings.

4.5 Quark’s Warranty/ Covenant	As of the Effective Date, Quark represents and warrants to Nitto that:

1)    Quark has neither contracts nor obligation with any third party, which would conflict with, result in any violation of, or give rise to an adverse effect on, this Agreement, and will not enter into or establish any such contract or obligation during the term of this Agreement.

2)    Quark understands Nitto’s purpose to develop a new drug for humans using the results of the Project, and therefore Quark shall conduct, and shall use reasonable efforts to cause its contractors and consultants to conduct, all its activities contemplated under this Agreement in accordance with (i) all applicable Laws of the country in which such activities are conducted, and (ii) known or published standards of the applicable Governmental Authority of such country.

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3)    The composition of the Compound selected by Quark for development under the IND will not infringe any third party IP. With respect to the Product, the Parties recognize that (i) the Formulation has been developed by Nitto and (ii) the elements of the Conjugated Compound, Formulation and Product have not yet been determined. However, to the best knowledge of Quark, in reliance on the assumption that [*] does not [*], Quark will be able to [*] and [*] that [*]. [*] shall [*] and report the result of [*] to [*] as rapidly as possible.

4.6 Clinical Development
After the IND, Nitto will be responsible for diligently conducting, at its sole expense, the remaining clinical and other development of the Product. Nitto shall report [*] to Quark the development progress and future development and commercialization plans. Nitto may request Quark to perform for Nitto part or all of such clinical trial. In such case, if Quark will accept Nitto’s offer, the Parties shall agree on the cost and other terms of Quark’s participation in the clinical development. It is clarified that the terms of the license granted to Nitto in this Agreement shall remain the same even if Quark performs part or all of the clinical development.

4.7 Commercialization
Nitto will be solely responsible for the commercialization of the Product in the Field and Territory, including regulatory, manufacturing, marketing and sales activities, subject only to the terms of this Agreement.

4.8 Exclusivity of Research
During the term of this Agreement, and thereafter if Nitto purchases the share of Quark’s ownership of the jointly Owned IP and the grant of non-exclusive license of Quark Licensed IP in accordance with subsections 7.2 (iii)(a) through (d) or subsection 7.2 (iv)(c), or if Nitto terminates this Agreement because of Quark’s Change of Control or Quark’s material breach in accordance with subsection 7.2 (i) or 7.2 (ii) respectively, neither Quark nor any of its affiliates shall, directly or indirectly, whether on its own or with a third party, perform any research with respect to, or develop or commercialize, the Nitto Targets, Formulation, Products or Nitto Target-directed siRNA.

5. LICENSE TO NITTO

5.1 Licenses
Subject to the terms and conditions of the Agreement:

(i)   Quark hereby grants Nitto, as of the Effective Date, an exclusive worldwide, royalty-bearing license, with the right to sublicense, under any Jointly Owned IP, to develop, make, have made, use, sell, have sold, offer for sale and import such Products in the Field in the Territory. This is license is subject to Quark’s use of Jointly Owned IP for internal research purposes and for other purposes outside of the scope of the foregoing license.

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(ii)  Furthermore, Quark hereby grants, Nitto, as of the Effective Date, a non-exclusive worldwide, royalty-bearing license under Quark Licensed IP, for the sole and exclusive purposes to develop, make, have made, use, sell, have sold, offer for sale and import such Products in the Field in the Territory. Such license is granted with the limited right to sublicense only in conjunction with the sublicensing under (i) above. It is clarified that during the term of this Agreement, Quark undertakes that it shall not grant similar license to any third party for research, development and commercialization of siRNA compounds directed to Nitto Targets in the Field in the Territory. Except as specifically indicated in this subsection, Quark shall remain fully free to use, transfer rights and exploit the Quark Licensed IP without accounting to Nitto.

6. FINANCIAL PROVISIONS

6.1 Research Funding
As partial compensation for performing the Project by Quark, according to Appendix A but not including [*], Nitto shall pay to Quark the total sum of United States Dollars [*] (the “Initial Research Funding”) provided that if and when the [*], then additional United States Dollars [*] shall be added to the Initial Research Funding for a total sum of United States Dollars [*] for the full Project in Appendix A (the “Full Research Funding”), such additional [*] shall be paid to Quark within [*] after such JDC approval. The Initial Research Funding shall be paid by Nitto in installments as follows :

(i)   United States Dollars two million, two hundred thousand only (US$2,200,000) upon receipt of Nitto of Quark’s invoice containing its designated bank account information within [*] from the Effective Date.

(ii) United States Dollars [*], upon receipt by Nitto of Quark’s invoice containing its designated bank account information, within [*] from the date of [*].

(iii) United States Dollars [*], upon receipt by Nitto of Quark’s invoice containing its designated bank account information, within [*] from the date of [*].

(iv) United States Dollars [*] upon receipt by Nitto of Quark’s invoice containing its designated bank account information, within [*] from the date of [*].

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(v) United States Dollars [*] upon receipt by Nitto of Quark’s invoice containing its designated bank account information, within [*] from the date of [*].

(vi) United States Dollars [*] upon receipt by Nitto of Quark’s invoice containing its designated bank account information, within [*] from the date of [*].

(vii) United States Dollars [*] upon receipt by Nitto of Quark’s invoice containing its designated bank account information, within [*] from the [*].

(viii) United States Dollars [*] upon receipt by Nitto of Quark’s invoice containing its designated bank account information, within [*] from the date [*].

The JDC shall [*].

6.2 Milestone Payments
If Nitto has not elected to purchase the ownership interest of Quark in the Jointly Owned IP and to obtain the non-exclusive license under the Quark Licensed IP, by payment of any of the lump sums provided in subsection 7.2.(iii)(a) or (b) within [*].

6.3 Payments in case of sublicensing
If Nitto has not elected to purchase the ownership interest of Quark in the Jointly Owned IP and to obtain the non-exclusive license under the Quark Licensed IP, by payment of any of the lump sums provided in subsection 7.2.(iii) (a) or (b) within [*].

6.4 Royalties	Nitto will pay a royalty on annual Net Sales (by Nitto or its affiliates or sublicensees) of the Products at the rate of [*] on a country-by-country basis.

Royalties will be payable for the period from the First Commercial Sale of the Product until the later of (a) 10 years and (b) the last to expire patent of the Jointly Owned IP.

6.5 Royalty Reductions
The royalties will be reduced to [*] of the royalty rate in Section 6.4 above on a country-by-country basis if there is no patent issued within the Jointly Owned IP or the Quark Licensed IP in a country, or there is generic competition in a country, with respect to the Products. However, such royalty reduction shall not apply if there is [*] (which has been [*] for not more than [*]) and there is no generic competition.

If Nitto determines that it must acquire rights of third party IP in order to research, develop, manufacture, use, import, sell or otherwise commercialize the Product (for reasons other than IP covering the [*]), Nitto shall have the right to acquire such rights through a license or otherwise and deduct from the payments due to Quark [*] of the amounts paid by Nitto to such third party, subject to a maximum reduction limit so that royalties payable to Quark are not reduced by more than [*].

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6.6 Reporting and Audit Rights
Nitto shall submit reports of Net Sales and make royalty payments on a quarterly basis within [*] after the end of each calendar quarter. Quark shall have the right to audit the Net Sales of Nitto and its sublicensees at its own expense, provided that Nitto shall bear the expenses of any audit that establishes an underpayment of more than [*].

7. TERM AND TERMINATION

7.1 Term	The term of the Agreement will commence upon execution and continue until the expiration of the royalty obligations of Nitto, unless earlier terminated as permitted by the Agreement.

7.2 Termination
(i) Termination for Change of Control: In the event of a Change of Control of Quark prior to the completion of Stage 3, Quark shall notify Nitto of such event in writing immediately and cause such third party acquiring the control of Quark to deliver to Nitto a written commitment to comply with this Agreement. If Quark fails to do so, Nitto shall have the right to terminate promptly the Agreement. In case of termination, all Jointly Owned IP shall be completely assigned to Nitto for the development, commercialization and sale of Products in the Field, unconditionally and without any fee and compensation. Quark undertakes to process such assignment of its share in the Jointly Owned IP expeditiously and to provide to Nitto rights and title to all the results, documents, etc. related to the Product in the Field. In addition Quark shall provide a non-exclusive worldwide, royalty-free license of any Quark Licensed IP that may be necessary for development, commercialization and sale of the Product in the Field.

(ii) Termination for Cause (Material Breach): Either Party will have customary rights to terminate the Agreement in the event of material breach of the other Party (subject to a [*] cure period). Either Party terminated by the other Party under this subsection shall transfer or assign its share of the Jointly Owned IP to the other Party unconditionally and without any fee and compensation. In case of the termination by Nitto of this Agreement due to Quark’s material breach, including but not limited to a material violation of Quark’s warranty and covenant set forth in Section 4.5, Quark shall provide to Nitto a non-exclusive worldwide, royalty-free license of any Quark Licensed IP that may be necessary for development, commercialization and sale of the Product. The scope of material breach if any and its damages shall be settled by mutual consultation of both Parties, and if not settled, by an arbitration set forth in Section 8.1, in addition to any other remedies provided under New York law.

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In the event of a dispute about whether a material breach has occurred, termination of this Agreement shall not be effective until after an arbitration under Section 8.1 has determined that a material breach occurred and was not cured on a timely basis.

(iii) Termination by Nitto Without Cause: Nitto may terminate this Agreement and the Licenses herein without cause, entirely at the following times (at the end of each Stage) and conditions.

(a) After completion of Stage 1 but before completion of Stage 2: Within [*] after [*] at the end of Stage 1 or [*] after the receipt by Nitto of the Stage 1 Final Report, whichever comes first, Nitto will inform Quark in writing if Nitto wishes to proceed on to Stage 2. It is clarified that during this [*] period, Quark will continue the research and development of the Project according to Appendix A. In the event that Nitto decides to not to continue to Stage 2, this Agreement shall automatically terminate. Nitto may purchase the share of the ownership of Quark of the Jointly Owned IP and, furthermore, Quark will grant Nitto a non-exclusive license under the Quark Licensed IP for researching, developing, commercializing, and sale of Products in the Field in the Territory, all provided that Nitto shall pay an irrevocable amount of United States Dollars [*]. Nitto shall advise Quark of its election to purchase such IP and license rights, and make the related payment (if it elects to purchase such IP and license rights) within [*] following termination of this Agreement. Even after such purchasing, the Quark’s obligation for the maintenance, enforcement and handling litigation relating to such IP shall remain in effect, provided however that Nitto shall bear all expenses related to the above intellectual property protection. For the avoidance of doubt, if Nitto purchases such IP, Nitto shall evade paying royalty, Sublicensing Payment and Milestone Payment hereunder to Quark. If Nitto decides not to proceed to Stage 2 or does not purchase the Quark’s share of the Jointly Owned IP, [*] and the non-exclusive license of Quark Licensed IP to Nitto under subsection 5.1(ii) shall automatically terminate.

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(b) After completion of Stage 2 but before completion of Stage 3: Within [*] after the receipt by Nitto of the Stage 2 Final Report, Nitto will inform Quark in writing if Nitto wishes to proceed to Stage 3. In the event that Nitto decides not to continue to Stage 3, this Agreement shall automatically terminate. Nitto may purchase the share of the ownership of Quark of the Jointly Owned IP and, furthermore, Quark will grant Nitto a non-exclusive license under the Quark Licensed IP for researching, developing, commercializing and sale of Products in the Field in the Territory, all provided that Nitto shall pay an irrevocable amount of United States Dollars [*]. Nitto shall advise Quark of its election to purchase such IP and license rights, and make the related payment (if it elects to purchase such IP and license rights) within [*] following termination of this Agreement. Even after such purchasing, the Quark’s obligation for the maintenance, enforcement and handling litigation relating to such IP shall remain in effect, provided however that Nitto shall bear all expenses related to the above intellectual property protection. For the avoidance of doubt, if Nitto purchases such IP, Nitto shall evade paying royalty, Sublicensing Payment and Milestone Payment hereunder to Quark If Nitto decides not to proceed to Stage 3 or does not purchase the Quark’s share of the Jointly Owned IP, [*] and the non-exclusive license of Quark Licensed IP to Nitto under subsection 5.1(ii) shall automatically terminate.

(c) After completion of Stage 3 and submission of IND in the name of Nitto. Nitto may terminate the Agreement on [*] prior written notice at any time after the submission of the IND. In such case Nitto may purchase the share of the ownership of Quark of the Jointly Owned IP and, furthermore, Quark will grant Nitto a non-exclusive license under the Quark Licensed IP for researching, developing, commercializing, and sale of Products in the Field in the Territory, all provided that Nitto shall pay an irrevocable amount of United States Dollars [*]. Nitto shall advise Quark of its election to purchase such IP and license rights, and make the related payment (if it elects to purchase such IP and license rights) within [*] following termination of this Agreement. Even after such purchasing, the Quark’s obligation for the maintenance, enforcement and handling litigation relating to such IP shall remain in effect, provided however that Nitto shall bear all expenses related to the above intellectual property protection. For the avoidance of doubt, if Nitto purchases such IP, Nitto shall evade paying royalty, Sublicensing Payment and Milestone Payment hereunder to Quark. If Nitto decides not to purchase the Quark’ share of the Jointly Owned IP and license for the price indicated in this sub-section, then the provisions of section 7.2(iii)(e) below shall apply.

(d) Quark Bankruptcy or Insolvency. In the event of the bankruptcy or insolvency of Quark prior to the completion of Stage 3, Nitto shall have the right to immediately terminate this Agreement. If Nitto elects to purchase the ownership interest of Quark in the Jointly Owned IP and obtain the non-exclusive license under the Quark Licensed IP for researching, developing, commercializing, and sale of Products in the Field in the Territory, Nitto shall pay Quark [*] the amount applicable under the provisions of section 7.2(iii)(a) above (if Stage 1 has been completed but not Stage 2) or the provisions of section 7.2(iii)(b) above (if Stage 2 has been completed). The bankruptcy or insolvency of Quark after the completion of Stage 3 (or the bankruptcy or insolvency of Nitto at any time) shall have no effect under this Agreement.

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(e) Consequences of Termination without Cause under subsection (c )above if Nitto does not purchase the Jointly Owned IP

e.1 Any licenses and other rights granted by either Party to the other will terminate and revert to the granting Party; and except as set forth in this Section, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination.

e.2 Nitto hereby grants Quark, effective as of the date of such termination, a non-exclusive worldwide, royalty-bearing license, with the right to sublicense, under any Nitto Background IP (if necessary to practice the rights of this sub-Section) and agrees to assign to Quark Nitto’s interest in the Jointly Owned IP, to develop, make, have made, use, sell, have sold, offer for sale and import such Products as then being marketed or developed by Nitto subject only to commercially reasonable royalty and assignment price terms to be negotiated in good faith by the Parties;

e.3 Any license granted to Quark as described in the preceding subsection (e.2) will include the right to use clinical and regulatory data and information generated by Nitto for regulatory purposes relating to the applicable Products; It will also include assignment to Quark of all of its right, title and interest in and to all US and foreign regulatory submissions and Regulatory Approvals with respect to the applicable Products and all drug master files and drug dossiers with respect to the applicable Products.

(iv) Termination In The Event of Project Failure: The Parties recognize that pharmaceutical product development is inherently uncertain and that there is no assurance of success. In the event there is a material failure to achieve the Project Goals at any stage of this Project, Nitto shall have the right to terminate this Agreement as follows:

(a) Any licenses and other rights granted by either Party to the other will terminate and revert to the granting Party; and the rights and obligations of the Parties hereunder shall terminate as of the date of such termination; and

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(b) Even after such termination, Quark’s obligation for the maintenance, enforcement and handling litigation relating to the Jointly Owned IP shall remain in effect, and Nitto and Quark shall share all expenses related to intellectual property protection on an equal basis; and

(c) If Nitto elects to purchase the ownership interest of Quark in the Jointly Owned IP and obtain the non-exclusive license under the Quark Licensed IP for researching, developing, commercializing, and sale of Products in the Field in the Territory, Nitto shall pay Quark [*] the amount applicable under the provisions of section 7.2(iii)(a) above (if Stage 1 has been completed but not Stage 2) or the provisions of section 7.2(iii)(b) above (if Stage 2 has been completed), provided however that if and when Nitto is able to [*] of [*] arising from the Project [*], then Nitto shall notify Quark in writing and shall pay Quark [*].

(v) Consequences of Termination. In the event of termination, the provisions of this Agreement which by their terms would survive shall continue in effect, as well as the rights and remedies of the Parties accruing prior to termination.

8. MISCELLANEOUS

8.1 Governing Law and Disputes	The laws of the State of New York, USA and Commercial Arbitration in accordance with ICC rules. Such arbitration shall be conducted in the English language and shall be held in New York, USA.

8.2 Compliance With Laws	In carrying out activities under this Agreement, each Party shall comply with all applicable laws.

8.3 Press Release
The Parties will issue a mutually agreed form of press release regarding the signing of the Agreement within 15 days from signature. In addition, in the event that public announcement to stockholders or others relating to this Agreement or the Project is required by any law or regulation, the Party making any such announcement shall give the other Party an opportunity to review in advance the manner or form of the announcement.

8.4 Confidentiality
The Parties will keep confidential the terms of this Agreement, except as required by law or by confidential due diligence by potential investors or acquirors. Prior to the commencement of work under this Agreement, the Parties shall execute a Confidentiality Agreement which shall provide for the non-disclosure and non-use of data, information and materials exchanged between the Parties, except for use and disclosure as reasonably required to perform work or exercise rights under this Agreement. Such obligation of confidentiality shall extend for the term of the Agreement plus [*].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

8.5 Relationship With Previous Agreements
This Agreement will terminate and supersede the Prior Agreement, and the joint Patent Application Agreement and the Memorandum of Understanding if entered into prior to execution of this Agreement, provided, however, that intellectual property created under such prior agreements shall continue to be owned in accordance with the provisions of such agreements (subject to the provisions related to Jointly Owned IP provided for in this Agreement). The Non-Disclosure Agreements of the Parties dated [*] and [*] shall remain in effect and shall apply to information exchanged pursuant to this Agreement, until the Parties replace those agreements with a new Confidentiality Agreement.

8.6 No Assignment	Neither this Agreement nor any of the one Party’s rights and obligations thereunder shall be assignable without prior written consent of the other Party.

8.7 Tax Matter	The Parties shall take all necessary measures to avoid double taxation on payments to be made under this Agreement.

[Remainder of page intentionally left blank - Signatures found on next page]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate, signed and sealed by both Parties, and each original copy to be retained by each Party.

Signed for and behalf of:			Signed for and behalf of:

Nitto Denko Corporation			Quark Pharmaceuticals, Inc.

By	/s/ Kageshi Maruyama		By	/s/ D. Zurr

Name:	Kageshi Maruyama		Name:	Daniel Zurr
	Officer, General Manager of Corporate		Title:	President & CEO
Title:	Business Development Dept.

Date:	July 1st, 2010	in Japan	Date:	July 4, 2010	in USA

List of Appendices and Exhibits:

Appendix A- Project Description (Tasks, Project Goals, Timelines and Deliverables)

Appendix B- Budget

Appendix C- Initial Project Team

Exhibit 1- Patents and Patent Applications Included Within Quark Licensed IP

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Appendix A – Project Description (Tasks, Project Goals, Timelines and Deliverables)

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Appendix B – Budget

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Appendix C

[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 1 Patents and Patent Applications Included Within Quark Licensed IP

Quark Ref. No./ Pending Patent family members	Title	Priority Application(s) No. Priority Filing date (s)	International Appl. No. Application Filing date Publication No. Publication filing date
[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]	[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.